                                                                EXHIBIT 10.6.3

                                COLLATERAL ASSIGNMENT

    THIS COLLATERAL ASSIGNMENT (the "Agreement") is made and entered into as of the 22 day of December, 1996, by and between CHRISTOPHER R. LANE ("Assignor"), and TSW INTERNATIONAL, INC., a Georgia corporation ("Assignee").


                                 W I T N E S S E T H:


    WHEREAS, pursuant to that certain Loan Agreement of even date herewith by and between Assignee and Assignor (the "Loan Agreement"), Assignee has loaned Assignor One Hundred Thousand and No/100 English Pounds (L100,000.00), as evidenced by that certain Promissory Note of even date herewith made by Assignor payable to the order of Assignee in the principal amount of One Hundred Thousand and No/100 English Pounds (L100,000.00) (the "Note");

    WHEREAS, as collateral and security for the Assignor's obligations and indebtedness to Assignee under the Loan Agreement and the Note (collectively, the "Obligations"), Assignor desires to assign his rights (the "Option Shares") to purchase (i) eighty-eight thousand eight hundred and eighty-eight (88,888) shares of Assignee's One Cent ($.01) par value common stock ("Common Stock") under that certain Stock Option Agreement dated as of August 17, 1994, by and between Assignor and Assignee; (ii) eighty-one thousand four hundred and twelve (81,412) shares of Common Stock under that certain Stock Option Agreement, dated as of August 17, 1994, by and between Assignor and Assignee; (iii) sixty thousand six hundred and thirty-four (60,634) shares of Common Stock under that certain Stock Option Agreement, dated as of May 4, 1995, by and between Assignor and Assignee; (iv) twenty-one thousand eight hundred and seventy-five (21,875) shares of Common Stock under that certain Stock Option Agreement, dated as of November 4, 1996, by and between Assignor and Assignee; and (v) seventy-six thousand (76,000) shares of Common Stock under that certain Stock Option Agreement, dated as of December 11, 1996, by and between Assignor and Assignee (collectively, the "Option Agreements"), and Assignee has agreed to accept Assignor's assignment of the Option Shares;

    NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. OBLIGATIONS SECURED AND ASSIGNMENT. Subject to the terms and conditions contained in this Agreement, Assignor hereby assigns a first priority security interest in and to the Option Shares under the Option Agreements as collateral and security for the due and punctual payment of the Obligations.

    2. REPRESENTATION AND WARRANTY OF ASSIGNOR. Assignor hereby represents and warrants to Assignee that, as of the date hereof and at all times until the Obligations are paid in full, except as set forth herein or as approved by Assignee, Assignor will not exercise any rights, powers or privileges with respect to the Option Shares under the Option Agreements.

    3. FURTHER ASSURANCE. Assignor shall, from time to time hereafter, execute and deliver such additional instruments, certificates and documents, and take all such actions, as Assignee shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement.

    4.   EVENTS OF DEFAULT.

         (a) The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

              (i)  a breach by Assignor of any provision of this Agreement;

              (ii) the entry of a decree or order for relief by a court having jurisdiction over Assignor in an involuntary case under federal bankruptcy law, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

              (iii) the commencement by Assignor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law;

              (iv) Assignor becomes insolvent or admits in writing his inability to pay his debts as they mature; or

              (v)  an "Event of Default" under the Loan Agreement.

         (b) Upon the occurrence of an Event of Default, and subject to the terms and conditions set forth in Section 4.2 of the Loan Agreement, in addition to those rights and remedies available at law, in equity, granted herein or in any other agreement now or hereafter in effect between Assignor and Assignee, Assignee's rights and remedies with respect to the Option Shares shall, in all respects, events and contingencies, be those of a secured party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect.

         (c) Assignee and Assignor hereby agree that, unless and until an Event of Default shall occur, Assignee shall not exercise or seek to exercise any of the rights, powers or privileges with respect to the Option Shares under the Option Agreements.

         (d) Assignor agrees that any notice from Assignee of any sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Assignor if such notice is personally delivered or mailed by regular or certified mail, postage prepaid, at least ten (10) days prior to such action, to Assignor's principal residence or to any address which Assignor has specified in writing to Assignee as the address to which notices hereunder shall be given to Assignor.

         (e) Assignor agrees to pay all reasonable costs and expenses (including, without limitation, all court costs and reasonable attorney's fees) incurred by Assignee in exercising any of its rights or remedies under this Agreement following the occurrence of an Event of Default hereunder.

    5. TERM. This Agreement shall remain in full force and effect until the Obligations are satisfied. At that time, both this Agreement and all rights herein assigned shall terminate, and all rights, powers and privileges with respect to the Option Shares under the Option Agreements shall revert to Assignor.

    6. MISCELLANEOUS. This Agreement shall not be modified or amended except through a writing signed by Assignor and Assignee. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Georgia. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement represents the full and complete understanding of the parties hereto relating to the assignment of the rights, powers and privileges associated with the Option Shares under the Option Agreements. All of the terms, covenants and conditions contained herein shall be binding upon and shall inure to the benefit of each of the parties hereto and their permitted heirs, successors and assignees.

    IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement under seal as of the day and year first above written.

                                  "Assignor"

                                  CHRISTOPHER R. LANE

                                  /s/ Christopher R. Lane     (SEAL)
                                  --------------------------

                                  "Assignee"

                                  TSW INTERNATIONAL, INC.

                                  By:   /s/ John Bartels
                                       -----------------------
                                  Its:  CFO
                                       -----------------------

                                              [CORPORATE SEAL]